Exhibit 107

Calculation of Filing Fee Tables

Form S-3
(Form Type)

STRATA Skin Sciences, Inc.
(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered(1)	Proposed Maximum Offering Price Per Share(2)	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid	Equity	Common Stock, par value $0.001 per share	457(c)	426,374(3)	$0.94	$400,791.56	0.00011020	$44.17
Carry Forward Securities
Carry Forward Securities	Equity	Common Stock, par value $0.001 per share	415(a)(6)	373,626(4)	$0.94	$351,208.44	—	—	S-3	333-261090	November 24, 2021	$63.04
	Total Registration Fee					$752,000.00
	Total Offering Amounts (Newly Registered Securities)					$400,791.56		$44.17
	Total Offering Amounts (Carry Forward Securities)					$351,208.44		—
	Total Fees Previously Paid							—
	Total Fee Offsets							—
	Net Fee Due							$44.17

(1)
The shares of common stock will be offered for resale by the selling stockholder pursuant to the prospectus contained herein. Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement also covers any additional number of shares of common stock issuable upon stock splits, stock dividends, or other distribution, recapitalization or similar events with respect to the shares of common stock being registered pursuant to this registration statement.

(2)
Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(c) under the Securities Act, based on average of high and low price per share of the common stock as reported on The NASDAQ Capital Market on August 4, 2023.

(3)
This registration statement registers the resale of (i) an aggregate of 373,626 shares of common stock of the registrant issuable upon the exercise of an outstanding warrant to purchase shares of common stock held by the selling securityholder (the “Carry Forward Resale Warrant Shares”) that are currently registered and remain unsold under the registration statement on Form S-3 (File No. 333-261090) previously filed by the registrant and declared effective by the Securities and Exchange Commission on November 24, 2021 (the “Prior Registration Statement”), and (ii) 426,374 shares of common stock of the registrant issuable upon the exercise of an outstanding warrant to purchase shares of common stock held by the selling securityholder that are newly registered hereunder.

(4)
Pursuant to Rule 415(a)(6) of the Securities Act, the securities registered pursuant to this registration statement include, as of the date of filing of this registration statement, the Carry Forward Warrant Shares for which a filing fee of $63.06 was previously paid (based on fee rates previously in effect), registered for sale by the selling securityholder previously registered on the Prior Registration Statement. Such previously paid registration fees will continue to be applied to such unsold securities set forth in the preceding sentence. Pursuant to Rule 415(a)(6), the offering of the unsold securities registered under the Prior Registration Statement will be deemed terminated as of the date of effectiveness of this registration statement. If any of such unsold securities are sold pursuant to the Prior Registration Statement after the date of this filing, and prior to the date of effectiveness of this registration statement, the registrant will file a pre-effective amendment to this registration statement which will reduce the number of such unsold securities included on this registration statement and reduce the number of Carry Forward Warrant Shares to be registered hereby for sale by the selling securityholder by an amount equivalent to the amount of shares sold.